UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

Millstream II Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51065	20-1665695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Building 400
Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(610) 293-2511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

STOCKHOLDERS OF MILLSTREAM II AND OTHER INTERESTED PERSONS ARE ADVISED TO READ MILLSTREAM II'S DEFINITIVE PROXY STATEMENT DATED DECEMBER 8, 2006 IN CONNECTION WITH MILLSTREAM II'S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ MILLSTREAM II'S FINAL PROSPECTUS, DATED DECEMBER 17, 2004, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE MILLSTREAM II OFFICERS AND DIRECTORS AND OF EARLYBIRDCAPITAL, INC., THE MANAGING UNDERWRITER OF MILLSTREAM II'S INITIAL PUBLIC OFFERING, AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WAS MAILED TO STOCKHOLDERS ON OR ABOUT DECEMBER 8, 2006 TO THE STOCKHOLDERS OF RECORD AS OF NOVEMBER 27, 2006, THE RECORD DATE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS CAN ALSO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: MILLSTREAM II ACQUISITION CORPORATION, 435 DEVON PARK DRIVE, BUILDING 400, WAYNE, PENNSYLVANIA 19087. THE DEFINITIVE PROXY STATEMENT AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE (HTTP://WWW.SEC.GOV).

Item 8.01  Other Events

On December 21, 2006, Millstream II Acquisition Corporation issued a press release announcing that the holders of a majority of the common stock of Millstream II entitled to vote at the special meeting of stockholders held today voted against each of the following proposals: (i) to adopt the Agreement and Plan of Merger, dated as of August 11, 2006, as amended on November 15, 2006, among Millstream II, Millstream II Merger Sub, Inc. and Specialty Surfaces International, Inc. d/b/a Sprinturf; (ii) to adopt the second amendment and restatement of certificate of incorporation for Millstream II; (iii) to adopt the Sprinturf Corporation 2006 Long-Term Incentive Plan; and (iv) to adjourn the special meeting to a later date if there are not sufficient votes to adopt the merger agreement, as presented in the Millstream II proxy statement dated December 8, 2006.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibt No.	Exhibit Description

99.1	Press Release dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLSTREAM II ACQUISITION CORPORATION

Date: December 21, 2006	By: /s/ Arthur Spector
Name: Arthur Spector
Title: Chairman